Exhibit 99.1

Tornier Reports Second Quarter 2015 Results

Upper extremity constant currency growth of 11.9% led by the Aequalis Ascend™ Flex

AMSTERDAM, The Netherlands (August 5, 2015) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the second quarter ended June 28, 2015.

Revenue for the second quarter of 2015 was $83.2 million compared to second quarter 2014 revenue of $86.9 million, a decrease of 4.2% as reported and an increase of 4.0% in constant currency. Foreign currency exchange rates negatively impacted second quarter 2015 reported revenue by $7.1 million.

Second quarter 2015 revenue of Tornier’s extremities product categories totaled $71.8 million compared to $71.9 million during the prior year period, a decrease of 0.2% as reported and an increase of 6.0% in constant currency.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “Our second quarter performance highlights the strong momentum in our upper extremities business, driven by our innovative product portfolio and clinically superior sales team. The Aequalis Ascend™ Flex shoulder system delivered another quarter of above-market growth and we made good progress in our commercial preparations for the recently FDA cleared Simpliciti™ shoulder system. This includes working with key opinion leaders and developing Centers of Excellence for Simpliciti, laying the foundation for the next leg of growth in our upper extremities business as we enter 2016.”

Mr. Mowry continued, “As expected, our lower extremities business experienced distractions related to our pending merger with Wright Medical Group, Inc. However, we have been able to retain a high quality sales team and believe we have a very attractive combination of products and people to drive long-term growth for the future combined business. We are confident that the pending merger with Wright will leverage the strengths of both companies to create the premier high growth extremities and biologics company. Subject to FTC clearance, we expect the merger to close in the third quarter and are enthusiastic about the growth and profitability prospects for the combined organization.”

The Company’s second quarter 2015 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $8.3 million, or 9.9% of reported revenue, compared to $6.1 million, or 7.0% of revenue, in the same quarter of the prior year.

Second Quarter 2015 Revenue Highlights

Extremities

•	Revenue from the upper extremities joints and trauma category was $56.6 million, an increase of 11.9% in constant currency over the same quarter in 2014. Growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance. The consistent performance of our upper extremities joints and trauma category demonstrates the success of the Company’s strategy to deliver superior products with a differentiated sales force.

•	Revenue from Tornier’s lower extremities joints and trauma category in the second quarter of 2015 reached $12.0 million, a decrease of 13.8% in constant currency. As anticipated, distractions from the Company’s pending merger with Wright have impacted results in all segments of the Company’s lower extremities business.

•	Revenue from the sports medicine and biologics product category was $3.2 million in the second quarter of 2015, a decrease of 3.0% in constant currency over the same quarter in 2014, reflecting a decline in the Company’s soft tissue anchor and biologics products.

Large Joints

Constant currency revenue from large joints and other products decreased 5.7% in the second quarter of 2015, reflecting anticipated deceleration in Europe and a challenging comparison to the prior year period, which benefitted from the launch of new minimally invasive hip instrumentation.

Geographic Revenue

On a geographic basis as compared to the second quarter of 2014, Tornier’s international revenue decreased 12.9% as reported and increased 5.7% in constant currency, representing 39.8% of reported global revenue. Revenue in the United States increased by 2.6% and represented 60.2% of reported global revenue.

Fiscal Year 2015 Outlook

Due to the anticipated closing of the Wright merger, which is expected to take place in the third quarter, Tornier will no longer be providing financial guidance. Tornier expects that its upper extremities joints and trauma category will continue to make strong and consistent contributions to the anticipated combined business and that its lower extremities joints and trauma category will enhance the already robust Wright lower extremities business over the long term.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “believe,” “expect,” “should,” “anticipate,” “intend,” “will,” “can,” “may,” “could,” “continue,” “outlook,” “future, other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s expectations for the timing of the Wright merger, the future contributions of its upper and lower extremities joint and trauma businesses to the combined company and the growth and profitability prospects for the combined company. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, risks relating to Tornier’s pending merger with Wright Medical Group, Inc., including the timing of the transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the negative impact of the transaction on Tornier’s lower extremities joints and trauma revenue and business; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-

savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; and other risks and uncertainties, including Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recently filed annual report on Form 10-K for the fiscal year ended December 28, 2014 and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™, and Simpliciti® are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	June 28, 2015		December 28, 2014
	(unaudited	)
Assets
Current assets
Cash and cash equivalents	$25,883		$27,940
Accounts receivable, net	68,046		63,583
Inventories	85,074		88,662
Deferred income taxes and other current assets	30,515		29,516

Total current assets	209,518		209,701
Instruments, net	60,351		62,888
Property, plant and equipment, net	42,558		44,662
Goodwill and intangibles, net	322,701		339,902
Deferred income taxes and other assets	2,371		1,422

Total assets	$637,499		$658,575

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$8,264		$7,394
Accounts payable	20,630		15,073
Accrued liabilities, deferred income taxes and other current liabilities	55,981		61,994

Total current liabilities	84,875		84,461
Other long-term debt	77,308		68,105
Deferred income taxes and other long-term liabilities	25,800		27,119

Total liabilities	187,983		179,685
Shareholders’ equity	449,516		478,890

Total liabilities and shareholders’ equity	$637,499		$658,575

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue	$83,221	$86,850	$171,313	$175,875
Cost of goods sold	18,689	21,069	38,673	43,271
Cost of goods sold - acquisition related	—	158	—	420

Gross profit	64,532	65,623	132,640	132,184
	77.5%	75.6%	77.4%	75.2%
Operating expenses
Selling, general and administrative	59,118	62,504	119,206	121,352
Research and development	5,873	6,068	11,811	11,790
Amortization of intangible assets	4,019	4,320	8,047	8,654
Special charges	2,466	686	4,203	3,372

Total operating expenses	71,476	73,578	143,267	145,168
Operating (loss) income	(6,944)	(7,955)	(10,627)	(12,984)
Other income (expense)
Interest income	15	40	18	108
Interest expense	(1,455)	(1,365)	(2,752)	(2,714)
Foreign currency transaction loss	(428)	(214)	(95)	(43)
Other non-operating income	27	7	88	9

Loss before income taxes	(8,785)	(9,487)	(13,368)	(15,624)
Income tax expense	(558)	(961)	(1,091)	(61)

Consolidated net loss	$(9,343)	$(10,448)	$(14,459)	$(15,685)

Net loss per share
Basic and diluted	$(0.19)	$(0.21)	$(0.29)	$(0.32)
Weighted average ordinary shares outstanding
Basic and diluted	49,081	48,612	49,035	48,568

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Cash flows from operating activities
Consolidated net loss	$(9,343)	(10,448)	$(14,459)	$(15,685)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	10,205	10,439	20,432	20,262
Non-cash foreign currency (gain) loss	419	210	62	39
Deferred income taxes	(866)	(1,410)	(2,876)	(2,581)
Share-based compensation	2,540	2,741	4,658	4,521
Non-cash interest expense and discount amortization	226	141	436	354
Inventory obsolescence	3,013	2,492	5,013	5,678
Fair value adjustment of contingent consideration liability	—	—	769	—
Inventory step up from acquisition	—	158	—	420
Other non-cash items affecting earnings	(297)	244	251	326
		—
Changes in operating assets and liabilities		—
Accounts receivable	6,541	1,285	(6,213)	(3,219)
Inventories	(2,661)	(7,894)	(6,493)	(15,326)
Accounts payable and accruals	(1,086)	557	3,628	8,167
Other current assets and liabilities	(3,865)	(3,069)	(3,465)	(3,347)
Other non-current assets and liabilities	(381)	1,292	(135)	496

Net cash provided by (used in) operating activities	4,445	(3,262)	1,608	105
Cash flows from investing activities
Acquisition-related cash payments	(360)	(5,622)	(360)	(7,622)
Additions of instruments	(4,603)	(7,735)	(9,281)	(14,535)
Purchases of property, plant and equipment	(1,250)	(3,116)	(3,661)	(4,880)

Net cash (used in) investing activities	(6,213)	(16,473)	(13,302)	(27,037)
Cash flows from financing activities
Contingent consideration payments	(652)	—	(1,452)	—
Change in short-term debt	(9,000)	—	1,000	—
Repayments of long-term debt	(455)	(189)	(770)	(563)
Proceeds from issuance of long-term debt	4	477	10,067	477
Deferred financing costs	—	—	(114)	—
Issuance of ordinary shares	1,431	1,845	1,723	2,196

Net cash provided by (used in) financing activities	(8,672)	2,133	10,454	2,110
Effect of currency exchange rates on cash and cash equivalents	266	(40)	(817)	(191)

Decrease in cash and cash equivalents	(10,174)	(17,642)	(2,057)	(25,013)
Cash and cash equivalents at beginning of period	36,057	49,413	27,940	56,784

Cash and cash equivalents at end of period	$25,883	$31,771	$25,883	$31,771

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)			(unaudited)
	June 28, 2015	June 29, 2014	Percent change	June 28, 2015	June 29, 2014	Percent change
Revenue by product category
Upper extremity joints and trauma	$56,572	$53,826	5.1%	$113,948	$106,881	6.6%
Lower extremity joints and trauma	11,971	14,469	-17.3%	25,905	29,542	-12.3%
Sports medicine and biologics	3,249	3,653	-11.1%	6,726	7,540	-10.8%

Total extremities	71,792	71,948	-0.2%	146,579	143,963	1.8%
Large joints and other	11,429	14,902	-23.3%	24,734	31,912	-22.5%

Total	$83,221	$86,850	-4.2%	$171,313	$175,875	-2.6%

Revenue by geography
United States	$50,104	$48,848	2.6%	$103,073	$98,813	4.3%
International	33,117	38,002	-12.9%	68,240	77,062	-11.4%

Total	$83,221	$86,850	-4.2%	$171,313	$175,875	-2.6%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	June 28, 2015			June 29, 2014
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$56,572	$3,657	$60,229	$53,826	11.9%
Lower extremity joints and trauma	11,971	498	12,469	14,469	-13.8%
Sports medicine and biologics	3,249	294	3,543	3,653	-3.0%

Total extremities	71,792	4,449	76,241	71,948	6.0%
Large joints and other	11,429	2,621	14,050	14,902	-5.7%

Total	$83,221	$7,070	$90,291	$86,850	4.0%

Revenue by geography
United States	$50,104	$—	$50,104	$48,848	2.6%
International	33,117	7,070	40,187	38,002	5.7%

Total	$83,221	$7,070	$90,291	$86,850	4.0%

	Six Months Ended
	(unaudited)
	June 28, 2015			June 29, 2014
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$113,948	$6,797	$120,745	$106,881	13.0%
Lower extremity joints and trauma	25,905	931	26,836	29,542	-9.2%
Sports medicine and biologics	6,726	555	7,281	7,540	-3.4%

Total extremities	146,579	8,283	154,862	143,963	7.6%
Large joints and other	24,734	5,291	30,025	31,912	-5.9%

Total	$171,313	$13,574	$184,887	$175,875	5.1%

Revenue by geography
United States	$103,073	$—	$103,073	$98,813	4.3%
International	68,240	13,574	81,814	77,062	6.2%

Total	$171,313	$13,574	$184,887	$175,875	5.1%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue, as reported	$83,221	$86,850	$171,313	$175,875
Net loss, as reported	$(9,343)	$(10,448)	$(14,459)	$(15,685)
Interest income	(15)	(40)	(18)	(108)
Interest expense	1,455	1,365	2,752	2,714
Income tax expense (benefit)	558	961	1,091	61
Depreciation	6,186	6,119	12,385	11,608
Amortization	4,019	4,320	8,047	8,654

Subtotal Non-GAAP EBITDA	2,860	2,277	9,798	7,244
Other non-operating (income) expense	(27)	(7)	(88)	(9)
Foreign currency transaction loss (gain)	428	214	95	43
Share-based compensation	2,540	2,741	4,658	4,521
Inventory step-up from acquisition	—	158	—	420
Special Charges:
Acquisition, integration and distribution transition costs	(106)	123	818	2,036
Instrument use tax refund		—	(2,000)	—
Restructuring	—	563	—	1,011
Proposed merger-related costs	2,572	—	5,385	—
Other	—	—	—	325

Non-GAAP adjusted EBITDA	$8,267	$6,069	$18,666	$15,591

Non-GAAP adjusted EBITDA margin	9.9%	7.0%	10.9%	8.9%

Tornier N.V.

Reconciliation of Net Loss and Loss per Share

to Adjusted Net Loss and Adjusted Net Loss per Share

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net loss, as reported	$(9,343)	$(10,448)	$(14,459)	$(15,685)
Inventory step-up from acquisition, net of tax	—	153	—	403
Reversal of valuation allowance from acquisition	—	(146)	—	(146)
Special charges, net of tax:
Acquisition, integration and distribution transition costs	(106)	123	818	1,011
Instrument use tax refund	—	—	(2,000)	—
Restructuring	—	563	—	2,036
Proposed merger-related costs	2,572	—	5,385	—
Other	—	—	—	325

Non-GAAP adjusted net loss	(6,877)	(9,755)	(10,256)	(12,056)

Net loss per share, as reported
Basic and diluted	$(0.19)	$(0.21)	$(0.29)	$(0.32)
Inventory step-up from acquisition, net of tax	—	0.00	—	0.01
Reversal of valuation allowance from acquisition	—	(0.00)	—	(0.00)
Special charges, net of tax:
Acquisition, integration and distribution transition costs	(0.00)	—	0.02	0.02
Instrument use tax refund	—	—	(0.05)	—
Restructuring	—	0.01	—	0.03
Proposed merger-related costs	0.05	—	0.11	—
Other	—	—	—	0.01

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.14)	$(0.20)	$(0.21)	$(0.25)

Weighted average ordinary shares outstanding
Basic and diluted	49,081	48,612	49,035	48,568

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net cash provided by operating activities, as reported	$4,445	$(3,262)	$1,608	$105
Adjusted for:
Additions of instruments, as reported	(4,603)	(7,735)	(9,281)	(14,535)
Purchases of property, plant and equipment, as reported	(1,250)	(3,116)	(3,661)	(4,880)

Non-GAAP adjusted free cash flow	$(1,408)	$(14,113)	$(11,334)	$(19,310)

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue, as reported	$83,221	$86,850	$171,313	$175,875
Gross margin, as reported	$64,532	$65,623	$132,640	$132,184
Gross margin %, as reported	77.5%	75.6%	77.4%	75.2%
Adjusted for:
Inventory step-up due to acquisition	—	158	—	420

Non-GAAP adjusted gross margins	64,532	65,781	132,640	132,604

Non-GAAP adjusted gross margin %	77.5%	75.7%	77.4%	75.4%

Tornier N.V.

Reconciliation of Operating Expenses to

Non-GAAP Adjusted Operating Expenses

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue, as reported	$83,221	$86,850	$171,313	$175,875
Operating Expenses, as reported	71,476	73,578	143,267	145,168
Operating expenses as a percentage of revenue, as reported	85.9%	84.7%	83.6%	82.5%
Adjusted for:
Amortization of intangible assets	(4,019)	(4,320)	(8,047)	(8,654)
Special charges	(2,466)	(686)	(4,203)	(3,372)

Total adjustments	(6,485)	(5,006)	(12,250)	(12,026)
Non-GAAP adjusted operating expenses	$64,991	$68,572	$131,017	$133,142

Non-GAAP adjusted operating expenses as a percentage of revenue	78.1%	79.0%	76.5%	75.7%

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com